EXHIBIT 14

EXECUTION VERSION

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT, dated as of December 7, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered between Concessoc 31 S.A.S. (société anonyme simplifiée), a special purpose vehicle organized and existing under the laws of France (“Concessoc”) and Vinci Airports S.A.S., a société par actions simplifiée organized and existing under the laws of France (the “Sponsor”), and Scotiabank Inverlat S.A., Institución de Banca Múltiple Grupo Financiero Scotiabank Inverlat, as administrative agent (the “Administrative Agent”) under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Concessoc, the DSRF Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and Aether Financial Services SAS, as the TEG calculation agent are parties to that certain Credit and Guaranty Agreement, dated as of December 7, 2022 (such agreement, as amended, restated, amended and restated supplemented or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to make loans (the “Loans”) to Concessoc;

WHEREAS, the Sponsor has made or may make certain loans or advances from time to time to Concessoc; and

WHEREAS, the Sponsor has agreed to the subordination of such indebtedness of Concessoc to the Sponsor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans pursuant to the Credit Agreement, the Sponsor and Concessoc hereby agree as follows:

SECTION 1     Definitions; Interpretation.

(a)	Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)	Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Creditors” means the Administrative Agent and the Lenders, and includes in each case, their respective successors and assigns.

“Proceeding” has the meaning set forth in Section 3 hereto.

“Senior Debt” means the Obligations (as defined in the Credit Agreement).

“Sponsor” has the meaning set forth in the preamble hereto.

“Subordinated Debt” means all indebtedness, liabilities and other obligations of Concessoc owing to the Sponsor in respect of any and all loans or advances made by the Sponsor to Concessoc or other Debt owed by Concessoc to the Sponsor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by Concessoc to the Sponsor thereunder or in connection therewith.

“Subordinated Debt Payment” means any direct or indirect payment, reduction or discharge of Subordinated Debt, whether effected by any payment or distribution by or on behalf of Concessoc, directly or indirectly, of any assets or property of Concessoc of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of any of the Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(c)	Interpretation. Section 1.02 of the Credit Agreement is incorporated herein by reference as if fully set forth herein.

SECTION 2     Subordination to Payment of Senior Debt. Subject to Section 4, the Sponsor covenants and agrees and Concessoc covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Agreement, the Subordinated Debt is hereby expressly made subordinate and subject in right of payment and exercise of remedies to the prior payment in full in cash of all the Senior Debt. Until all the Senior Debt is paid in full in cash, Concessoc shall not make any payment, and the Sponsor shall not accept any payment from Concessoc in respect of or on account of Subordinated Debt, except for any payments permitted in accordance with Section 4, and no default or event of default under the Subordinated Debt or any other agreement or instrument related thereto shall be deemed to have occurred and be continuing as a result of the compliance by Concessoc and the Sponsor with the terms and conditions hereof, notwithstanding anything to the contrary in the documentation evidencing the Subordinated Debt. Each Creditor shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement. The Sponsor waives notice of acceptance of this Agreement by the Creditors, and the Sponsor waives notice of and consent to the making, amount and terms of the Senior Debt which may exist or be created from time to time and any renewal, extension, amendment or modification thereof, and any other lawful action which any Creditor in its sole and absolute discretion may take or omit to take with respect thereto. The provisions of this Section 2 shall constitute a continuing offer made for the benefit of and to all the Creditors, and each Creditor is hereby irrevocably authorized to enforce such provisions.

No right of any Creditor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Concessoc or the Sponsor or by any act or failure to act by any Creditor (other than an express waiver of rights issued in writing by the Creditors), or by any non-compliance by Concessoc or the Sponsor with the terms, provisions and covenants of the documentation evidencing the Subordinated Debt, regardless of any knowledge thereof any such Creditor may have or be otherwise charged with.

SECTION 3     Subordination Upon Any Distribution of Assets of Concessoc.

(a) In the event of (x) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding (which shall be deemed to include, as applicable, proceedings under Debtor Relief Law) in connection therewith, relative to Concessoc or to its Property, (y) any liquidation, dissolution or other winding up of Concessoc, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (z) any assignment by Concessoc for the benefit of creditors or any other marshaling of assets and liabilities of Concessoc (each a “Proceeding”), then and in any such event, to the extent permitted under Applicable Law:

(i)	all amounts owing on account of the Senior Debt shall first be paid in full before any Subordinated Debt Payment is made;

(ii)
to the extent permitted by Applicable Law, any Subordinated Debt Payment to which the Sponsor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Administrative Agent (or its designee) for the benefit of the Creditors for application to the payment of the Senior Debt then outstanding, after giving effect to any concurrent payment or distribution or provision therefor to the Creditors in respect of such Senior Debt; and

(iii)
in the event that, notwithstanding the foregoing provisions of this Section 3, the Sponsor shall have received any such Subordinated Debt Payment (other than any payments permitted in accordance with Section 4) before all of the Senior Debt is paid in full in cash, then and in such event such Subordinated Debt Payment shall be received and held in trust by the Sponsor for the Creditors and shall be paid over or delivered forthwith to the Administrative Agent (or its designee) by the Sponsor for the benefit of the Creditors for application to the payment of the Senior Debt then outstanding, after giving effect to any concurrent payment or distribution or provision therefor to the Creditors in respect of such Senior Debt.

(b) If the Sponsor does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Proceeding prior to fifteen (15) days before the expiration of the time to file such claim or proof or other document or amendment thereof, then the Administrative Agent (on behalf of itself and each other Creditor) has the right (but not the obligation) in such Proceeding, and is hereby irrevocably appointed the lawful attorney-in-fact of the Sponsor for the purpose of enabling the Administrative Agent on behalf of itself and the other Creditors, (i) to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of Subordinated Debt which are made in such Proceeding and which are required to be paid or delivered to the Creditors as provided in this Agreement and (ii) to file and prove all claims therefor and to execute and deliver all documents in such Proceeding in the name of the Sponsor or otherwise in respect of such claims, as the Administrative Agent may reasonably determine to be necessary or appropriate for the enforcement of the provisions of this Agreement and for the preservation or realization of the benefits of such provisions.

SECTION 4     Payments on Subordinated Debt; Distribution Accounts.

(a) Permitted Payments. To the extent expressly permitted by the Credit Agreement, Concessoc may make, and the Sponsor shall be entitled to accept and receive, payments (to the extent permitted by the terms of the Credit Agreement) on account of the Subordinated Debt.

(b) Payment by Equity Conversion. Notwithstanding anything to the contrary herein, Concessoc may at any time repay all or any portion of any Subordinated Debt by way of a cashless conversion into Equity Interests.

(c) Distribution Accounts. Notwithstanding anything to the contrary included herein or in any Loan Document, any amounts on deposit on the Distribution Accounts shall (i) be free and clear of any Lien created by the Loan Documents and (ii) be available for Concessoc to make repayments to the Sponsor on account of the Subordinated Debt.

SECTION 5     Subordination of Remedies. As long as any Senior Debt shall have not been paid in full, the Sponsor shall not:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of Concessoc owing to the Sponsor;

(b) amend, supplement, waive, or otherwise modify in any respect any provision of the documentation evidencing the Subordinated Debt in a manner adverse to the Creditors, except with the written consent of the Administrative Agent; provided that the Sponsor shall give reasonable prior written notice to the Administrative Agent of any changes to the documentation evidencing the Subordinated Debt (including any proposed waiver of any provision thereof); the Sponsor shall deliver to the Administrative Agent copies of any documentation evidencing the Subordinated Debt and all modifications, amendments, extensions, consolidations, restatements, alterations, changes or revisions to such documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Sponsor), as authorized pursuant to this Agreement, within a reasonable time after any such applicable instruments have been executed by the Sponsor;

(c) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(d) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of Concessoc to the Sponsor against any of the Subordinated Debt, except for ordinary course adjustments between Concessoc and the Sponsor; or

(e) commence, or cause to be commenced, or join with any creditor other than the Creditors in commencing, any Proceeding against Concessoc.

SECTION 6     Payment Over to Administrative Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5 hereto, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 hereto by the Sponsor before the date on which all Senior Debt is paid in full, each Subordinated Debt Payment shall be held by the Sponsor in trust for the benefit of the Administrative Agent and the Lenders and shall be paid over or delivered to the Administrative Agent (or its designee) for the benefit of the Administrative Agent and the Lenders for application to the payment of the Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5 hereto, after giving effect to any concurrent payments or distributions to the Administrative Agent and the Lenders in respect of the Senior Debt.

SECTION 7     Actions by the Sponsor. If, while any Subordinated Debt is outstanding, any Proceeding shall occur and be continuing with respect to Concessoc or its Property, the Sponsor shall, to the extent permitted by Applicable Law, promptly take such action to collect the Subordinated Debt for the account of the Creditors and to file appropriate claims or proofs of claim in respect of the Subordinated Debt.

SECTION 8        Certain Representations and Warranties and Agreements of the Sponsor.

(a) Representations and Warranties. The Sponsor represents and warrants to the Creditors that:

(i)
The Sponsor is duly incorporated, validly existing and in good standing (if such legal concept is relevant) under the laws of the jurisdiction of its organization and has all requisite organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under this Agreement.

(ii)
The execution, delivery and performance by the Sponsor of this Agreement has been duly authorized by all necessary organizational action on the part of the Sponsor, and requires no approvals, authorizations or consents from any Person other than such approvals, authorizations and consents as have been obtained and are in full force and effect and all conditions, if any, of any such consents have been complied with.

(iii)
There are no actions or proceedings pending or, to the actual knowledge of any officers of the Sponsor, threatened against it before any Governmental Authority which question the validity or enforceability of this Agreement.

(iv)
This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms, assuming that this Agreement has been duly authorized, executed and delivered by the other parties hereto, except as the same may be limited by Debtor Relief Laws.

(v)
The execution, delivery and performance of this Agreement by the Sponsor does not violate or conflict with any Applicable Law with respect to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets.

(vi)
The Sponsor is the legal and beneficial owner of the entire Subordinated Debt free and clear of any Lien, security interest, option or other charge or encumbrance, other than any lien or security interest specifically authorized and allowed by this Agreement.

(b) No Interference; Limits on Exercise of Remedies. The Sponsor acknowledges that Concessoc has granted to the Collateral Agent for the benefit of the Secured Creditors a Lien on the Collateral of Concessoc and agrees not to interfere with or in any manner oppose a disposition of any such Collateral by the Collateral Agent, the Administrative Agent and the Lenders in accordance with Applicable Law and the terms of the applicable Loan Documents. In addition, the Sponsor shall not take any action to (i) collect or demand payment of any of the Subordinated Debt (other than in connection with any payments permitted in accordance with Section 4), (ii) initiate any Proceeding, provided that the Sponsor may join any Proceeding, (iii) exercise remedies under the documentation evidencing the Subordinated Debt or (iv) exercise any of its other rights or remedies against Concessoc under the documentation evidencing the Subordinated Debt or otherwise, during any period that any portion of the Senior Debt remains outstanding.

(c) Reliance by the Administrative Agent and the Lenders. The Sponsor acknowledges and agrees that the Creditors will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making the Loans thereunder.

(d) Waivers. The Sponsor hereby waives (to the extent permitted by Applicable Law) any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of the Sponsor Not Affected. The Sponsor hereby agrees that, subject to the terms and conditions of the Loan Documents, at any time and from time to time, without notice to or the consent of the Sponsor, without incurring responsibility to the Sponsor, and without impairing or releasing the subordination provided for herein: (i) the time for Concessoc’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived in accordance with the Loan

Documents; (ii) the agreements of Concessoc with respect to the Loan Documents may from time to time be modified in accordance with the Loan Documents for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of Concessoc thereunder (in each case, other than retroactively prohibiting Subordinated Debt Payments previously permitted to be made pursuant to Section 4 of this Agreement or any other Loan Document and actually made prior to any such prohibition becoming effective); (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by Concessoc and the Creditors; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of the Collateral Agent may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against Concessoc, any other Person, or with respect to any Collateral may be exercised (or the Collateral Agent, the Creditors may waive or refrain from exercising such rights).

(f) Acquisition of Liens or Guaranties. The Sponsor shall not (i) take or accept, or receive the benefit of, any collateral or other security (whether tangible or intangible) to secure the obligations of Concessoc in connection with the Subordinated Debt, or (ii) accept from any third party for the benefit of the Sponsor any Guaranty, insurance, indemnity or other similar or economically comparable agreement or credit enhancement with respect to any obligation of Concessoc in connection with the Subordinated Debt. If, notwithstanding the foregoing, the Sponsor has or acquires any right or interest in or to any Collateral, until released, discharged and terminated, such right or interest shall be subordinate and subject to the right or interest of the Creditors arising from or out of the Senior Debt, regardless of the order or time as of which any Liens attach to any Collateral, the order or time of UCC filings or any other filings or recordings, the order or time of granting of any such Liens, or the physical possession of any Collateral, until the Senior Debt is paid in full. The Sponsor and Concessoc agree that they will not, and waive their right to, contest or challenge (or support any other Person in contesting or challenging) (i) the validity, perfection, priority or enforceability of the Senior Debt, the Loan Documents or any Liens of the Collateral Agent and the Creditors in the Collateral securing or purporting to secure the Senior Debt or (ii) the validity or enforceability of the subordination provisions contained in this Agreement. Concessoc or the Sponsor shall not take any action contrary to the Administrative Agent’s or Lenders’ priority position created by this Agreement.

(g) Undertaking as Shareholder. The Sponsor, as holder of all Equity Interests in Concessoc, agrees to take such actions, as stockholder of Concessoc, as may be necessary or advisable so that Concessoc will not make any Subordinated Debt Payment if the making of such Subordinated Debt Payment is prohibited or otherwise inconsistent with any provision of the Credit Agreement or this Agreement.

(h) Transfers. The Sponsor agrees that it will either continue to own of record and beneficially such number of Equity Interests in Concessoc as may be necessary under Applicable Law and the organizational documents of Concessoc, as in effect from time to time, to enable the Sponsor to comply with, and cause Concessoc to comply with, the terms of this Agreement and the Credit Agreement. So long as any portion of the Senior Debt remains outstanding, the Sponsor covenants and agrees that it shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt without the prior written consent of the Administrative Agent. Upon transfer or assignment of any Subordinated Debt, with prior written consent of the Administrative Agent, the transferee shall agree in writing, contemporaneously therewith, to become a party to this Agreement on the terms set forth herein. Notwithstanding the failure of any transferee to agree in writing to become a party to this Agreement on the terms set forth herein, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor.

(i) Power of Attorney. The Sponsor hereby irrevocably authorizes, empowers and appoints the Administrative Agent as its agent and attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, (i) executing, verifying, delivering and filing proofs of claim in respect of the Subordinated Debt upon the failure of the Sponsor promptly to do so prior to fifteen (15) days before the expiration of the time to file any such proof of claim, (ii) voting such claim in any such Proceeding upon the failure of the Sponsor to do so prior to ten (10) days before the expiration of the time to vote any such claim (provided that the Administrative Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim), and (iii) signing and delivering such documents, endorsements and instruments and taking all such other actions in the name of the Sponsor as the Administrative Agent may deem necessary or advisable to terminate the obligations of Concessoc under the loan documentation evidencing the Subordinated Debt in accordance with the terms of this Agreement. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Senior Debt has been fully paid in cash. The power of attorney conferred on the Administrative Agent pursuant to the provisions of this Section 8(i) is provided solely to protect the interests of each Creditor and shall not impose any duty or obligation on the Administrative Agent to exercise any such power, and the Administrative Agent shall not be liable to the Sponsor for any act, omission, error in judgment or mistake of law.

(j) Further Assurances. The Sponsor agrees to promptly execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request from time to time in order to more fully effect the purposes of this Agreement. All of the rights, protections, immunities and indemnities granted to the Administrative Agent under the Loan Documents shall apply to this Agreement mutatis mutandi, shall be deemed incorporated by reference into this Agreement and shall be enjoyed by the Administrative Agent, as if such rights, protections, immunities and indemnities were fully set forth herein.

SECTION 9     Payments Over to the Sponsor. If any payment or distribution to which the Sponsor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 hereto shall have been applied pursuant to the provisions of Section 3, 4, or 5 hereto to the payment of all amounts payable under the Senior Debt, the Sponsor shall, subject to rights of other creditors of Concessoc and Applicable Law, be entitled to receive from the Creditors any payments or distributions received by the Creditors in excess of the amount sufficient to cause the Senior Debt to be paid in full. If any such excess payment is made to the Creditors, the applicable Creditors shall promptly remit such excess payment to the Sponsor and until so remitted shall hold such excess payment for the benefit of the Sponsor.

SECTION 10     Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon Concessoc and the Sponsor until the date on which the Senior Debt has been paid in full. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with Concessoc or the Sponsor.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of Concessoc shall be rescinded or must otherwise be returned by any Creditor for any reason, all as though such payment had not been made.

(c) Obligations Unconditional. All rights and interests of the Creditors hereunder, and all agreements and obligations of Concessoc and the Sponsor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or otherwise evidencing Senior Debt, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Loan Document or any other agreement or instrument relating thereto or otherwise evidencing Senior Debt, (iii) any exchange or release of, or non-perfection of any Lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, (iv) any failure of any Creditor to assert any claim or to enforce any right or remedy against any other Person, (v) any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Sponsor hereby waives any right to or claim of) any defense (other than the defense of indefeasible payment in full in cash of the Senior Debt) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt, or (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Concessoc or any other Person in respect of any of the Senior Debt or in respect of this Agreement, except, the Senior Debt having been indefeasibly paid in full in cash.

(d) Waivers.

(i)
Each of Concessoc and the Sponsor hereby waives, to the extent permitted by Applicable Law: (1) promptness and diligence, (2) notice of acceptance and notice of the incurrence of any Senior Debt by Concessoc, (3) notice of any actions taken by any Creditor or Concessoc under any Loan Document or any other agreement or instrument relating thereto, (4) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Debt or of the obligations of Concessoc or the Sponsor hereunder, the omission of or delay in which, but for the provisions of this Section 10(d), might constitute grounds for relieving Concessoc or the Sponsor of its obligations hereunder and (5) any requirement that any Creditor protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against Concessoc or any other Person or any collateral.

(ii)
The Sponsor acknowledges and agrees that the Creditors may, without notice or demand and without affecting or impairing the Sponsor’s obligations hereunder, from time to time: (1) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt or any part thereof, including to increase or decrease the rate of interest thereon or the principal amount thereof, (2) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security, (3) apply such security and direct the order or manner of sale thereof as the Creditors may determine pursuant to the Credit Agreement, (4) release and substitute one or more endorsers, warrantors, borrower or other obligor, and (5) exercise or refrain from exercising any rights against the Sponsor or any other Person.

SECTION 11     Miscellaneous.

(a) Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email, or delivered in accordance with the notice provisions contained in the Credit Agreement.

(b) Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt shall not have been paid in full. The obligations of the Creditors under Section 9 shall survive the termination of this Agreement.

(c) Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto, their respective successors and permitted assigns and any third-party beneficiary as set forth in Section 11(e), and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

(d) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Sponsor and Concessoc and their respective successors and permitted assigns, except that none of Sponsor or Concessoc may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempt to do so being null and void ab initio.

(e) Third-Party Beneficiary. The parties hereto hereby agree that the Lenders shall have the rights of a third-party beneficiary under this Agreement and may enforce the agreements herein made for their benefit as if such Persons were parties thereto.

(f) GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE; WAIVER OF JURY TRIAL, ETC.

(i) Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(ii) Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees and accepts that any suit, action or proceeding against such party with respect to this Agreement or any judgment against such party entered by any court in respect thereof may be brought in the courts of the State of New York in the Borough of Manhattan, and the United States District Court for the Southern District of New York, and appellate courts from any thereof, and each of the parties hereto hereby expressly and irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and expressly and irrevocably waives its right to any other jurisdiction that may apply or to which it may be entitled by virtue of its present or future domicile or place of residence or by any other reason.

(iii) Service of Process. Each of the Sponsor and Concessoc hereby irrevocably designates and appoints (i) Cogency Global Inc. (the “Process Agent”), with an office on the Closing Date at 122 East 42nd Street, 18th Floor, New York, New York 10168, United States of America as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in any court referred to in clause (ii), and (ii) as its conventional address the address of the Process Agent referred above or any other address notified in writing in the future by the Process Agent to each of the Sponsor and Concessoc, to receive on its behalf service of all process in any proceedings brought pursuant to this Agreement in any court, such service being hereby acknowledged by each of the Sponsor and Concessoc to be effective and binding service in every respect, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon.  Each of the Sponsor and Concesoc shall maintain such appointment until the satisfaction in full of all Senior Debt, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then each of the Sponsor and Concessoc shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval of the Administrative Agent.  Each of the Sponsor and Concessoc covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such. Each of the Sponsor and Concessoc (i) consents to the service of process in any suit, action or proceeding in the manner provided for notices in Section 11(a) and (ii) agrees that nothing herein shall in any way be deemed to limit the ability of any Person to serve any process or summons in any manner permitted by Applicable Law.

(iv) Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court referred to in clause (ii) of this Section 11(f) and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(v) Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, LITIGATION, SUIT OR PROCEEDING BASED UPON, ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE).  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11(F)(V) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT.  THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

(g) Entire Agreement. This Agreement constitutes the entire agreement of Concessoc and the Sponsor with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings of Concessoc and the Sponsor, verbal or written, relating to the subject matter hereof.

(h) Amendments and Waivers. No amendment or waiver of any provision of this Agreement and no consent to any departure by Concessoc or the Sponsor therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Sponsor,  Concessoc and the Administrative Agent (upon the instruction of the Creditors). Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

(i) Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any of the terms and provisions of the Credit Agreement, on the other, then the terms and provisions of the Credit Agreement shall control.

(j) Severability. Any provision of this Agreement which is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(k) Counterparts; Telecopy Execution. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by Applicable Law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate or other organizational capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

(l) Termination of Agreement. Upon the date on which the Senior Debt is paid in full, this Agreement shall automatically terminate.

(m) Specific Performance. The Creditors are hereby authorized to demand specific performance of this Agreement at any time when the Sponsor shall have failed to comply with any of the provisions of this Agreement. The Sponsor hereby irrevocably waives any defense (other than the defense of indefeasible payment in full in cash of the Senior Debt) based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
CONCESSOC 31 S.A.S.
By: /s/ Rémi Maumon de Longevialle
Name: Rémi Maumon de Longevialle
Title: President

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Subordination Agreement

VINCI AIRPORTS S.A.S., as the Sponsor
By: /s/ Nicolas Notebaert
Name: Nicolas Notebaert
Title: President

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Subordination Agreement

SCOTIABANK INVERLAT S.A.,
INSTITUCIÓN DE BANCA MÚLTIPLE
GRUPO FINANCIERO SCOTIABANK
INVERLAT, as Administrative Agent
By:  /s/ José Jorge Rivero Méndez
Name:  José Jorge Rivero Méndez
Title:  Attorney in Fact

By:  /s/ Luis Michel Lugo Piña

Name:  Luis Michel Lugo Piña

Title:  Attorney in Fact

A

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Subordination Agreement